                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         AMERICAN ECOLOGY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                         AMERICAN ECOLOGY CORPORATION
                          5333 WESTHEIMER, SUITE 1000
                          HOUSTON, TEXAS  77056-5407

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 1995

     The Annual Meeting of Stockholders of American Ecology Corporation (the "Company") will be held on May 24, 1995, at 9:00 a.m. central time at the Westin Galleria, 5060 West Alabama, Houston, Texas.

     The meeting is called for the following purposes:

          1.  To elect nine directors of the Board of Directors;

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1995; and

          3. To consider and act upon such other business as may properly come before the Annual Meeting or any one or more adjournments or postponements thereof.

     The attached Proxy Statement forms a part of this Notice and is incorporated herein by reference. The Board of Directors has fixed the close of business on March 31, 1995 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      STEPHEN W. TRAVERS
                                      Secretary

April 19, 1995

IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                         AMERICAN ECOLOGY CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 24, 1995

                         P R O X Y   S T A T E M E N T
                 ---------------------------------------------



     This Proxy Statement relates to the Annual Meeting of Stockholders of American Ecology Corporation, a Delaware corporation (the "Company"), to be held on May 24, 1995, at 9:00 a.m., central time, at the Westin Galleria, 5060 West Alabama, Houston, Texas, including any one or more adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about April 19, 1995. They are furnished in connection with the solicitation by the Company of proxies from the holders of the Company's common stock, par value $.01 par share ("Common Stock"), for use at the Meeting.

     The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and regular employees of the Company and its subsidiaries, who will not be additionally compensated therefor. The Company has retained the services of Chemical Bank to aid in the solicitation of proxies; fees and expenses to be incurred by the Company in this connection are estimated not to exceed $10,000. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding soliciting material.

     All shares represented by duly executed proxies in the accompanying form received prior to the Meeting will be voted in the manner specified therein.
Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR the approval of Arthur Andersen LLP as the Company's independent public accountants and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting.

     STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1994 has been or is being furnished with this Proxy Statement to stockholders of record on March 31, 1995. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

                     OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed March 31, 1995 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. On the Record Date there were 7,818,828 shares of Common Stock issued and outstanding and entitled to vote. The Company has no other voting securities outstanding. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders, except that in electing directors each stockholder is entitled to cumulate his or her votes and give any one candidate an aggregate number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or to distribute such aggregate number of votes among as many candidates as he or she wishes. For a stockholder to exercise his or her cumulative voting rights, the stockholder must give notice of his or her intention to cumulate the stockholder's votes prior to the Meeting or at the Meeting prior to the voting. If any stockholder has given such notice, all stockholders may cumulate their votes. The holders of the proxies will have authority to cumulate votes and allocate them in their discretion to one or more of the nominees if such action will maximize the number of nominees who will be elected. The holders of proxies do not, at this time, intend to cumulate the votes they may hold pursuant to the proxies solicited herein unless a stockholder indicates his intent to so cumulate votes at the Meeting, in which instance such proxy holders intend to vote cumulatively all the proxies held by them in favor of some or all of the nominees as set forth herein.

     An affirmative vote of a majority of the shares present and voting at the Meeting is required for approval of all items being submitted to the stockholders for their consideration. Abstentions and broker non-votes are each included in the determination of the number of shares present. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     DIRECTORS. At the Annual Meeting of Stockholders, nine directors are to be elected, each to hold office until the next Annual Meeting of Stockholders or until the election and qualification of his successor. It is the intention of the persons named in the proxy to vote the proxies which are not marked to the contrary for the election as directors of the persons named below as nominees. If any of such nominees refuses or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any or all other persons who may be nominated. The holders of the proxies will have authority to cumulate votes and allocate them in their discretion to one or more of the nominees if such action will maximize the number of nominees who will be elected. The nine nominees receiving the greatest number of votes cast will be elected directors.

                                        POSITION WITH
NAME                   AGE                 COMPANY                 DIRECTOR SINCE
- ---------------------  ---  -------------------------------------  --------------
Jack J. Agresti         58  Director                                    1995
George L. Ball          56  Director                                    1992
Patricia M. Eckert      47  Nominee for Director                        N/A
John H. Harris, Jr.     57  Director                                    1992
Edward F. Heil          50  Director                                    1994
Ira J. Kaufman          67  Nominee for Director                        N/A
Jack K. Lemley          60  Director, Chief Executive Officer,
                            President and Chief Operating Officer       1992
Paul F. Schutt          62  Director                                    1994
John J. Scoville        59  Director                                    1984

     Jack J. Agresti became a director of the Company in March 1995. Mr. Agresti is the President, Chief Executive Officer and a director of Guy F. Atkinson Company. Mr. Agresti was elected as President and Chief Executive Officer of that company in April 1994, Chief Operating Officer in 1991 and Executive Vice President and a director in 1990. Prior to that time, he held various positions with Guy F. Atkinson Company.

     George L. Ball is Chairman of Sanders Morris Mundy Inc. and a director of Leviathan Pipeline MLP and USA Waste Services, Inc. Mr. Ball was previously Chairman and Chief Executive Officer of Prudential Capital and Investment Services Inc. and of its primary subsidiary, Prudential-Bache Securities, from 1985 to 1991. He was also a member of the Executive Office of the Prudential Insurance Company of America. Mr. Ball has been active in the securities industry for more than 30 years.

     Patricia M. Eckert is Director, Competitive Issues - Telecommunications and Utilities Sectors for Deloitte & Touche LLP. She formerly served as the President of the California Public Utilities Commission and served as a Commissioner from 1989 to 1994.

     John H. Harris, Jr. has been with the law firm of Harris, Shelton, Dunlap and Cobb, L.L.P.C. in Memphis, Tennessee for more than 32 years and serves as its Senior and Managing Member. He served as regional counsel for Browning-Ferris Industries, Inc ("BFI") from 1978 to 1993. Mr. Harris is a director of Mills Morris Arrow, Inc. and is a limited partner of Ecol Partners II, Ltd. See "-Security Ownership of 5% Beneficial Owners."

     Edward F. Heil has been the Chairman of the Board of American Environmental Construction Company for more than the last five years. Mr. Heil is also a director of Medi-Mail, Inc.

     Ira J. Kaufman is Chairman Emeritus of Rodman & Renshaw, Inc. and was Chief Executive Officer and Chairman of the Board of that company from 1969 to 1989. Mr. Kaufman was also the Chief Executive Officer and Chairman of the Board of Exchange National Bank from 1979 to 1990. Mr. Kaufman is also a director of Anicom, Inc. and First Eagle National Bank.

     Jack K. Lemley was named Chief Executive Officer, Chief Operating Officer and President of the Company in February 1995. Prior to that time, he was an independent business consultant. From May 1989 through 1993, Mr. Lemley was Chief Executive Officer of Transmanche-Link J.V. which designed and built the tunnel and related transportation infrastructure to provide train service between England and France. Prior to his position at Transmanche-Link, Mr. Lemley founded Lemley and Associates, Inc. and was a management consultant to various clients in the industry.

     Paul F. Schutt has been the Chief Executive Officer and a director of Nuclear Fuel Services Inc. for more than the past 5 years. Mr. Schutt also led the formation of Advanced Recovery Systems, Inc., NFS Radiation Protection Systems, Inc., and EcoTek Laboratory Services, Inc. and serves as a director on the boards of those companies. Mr. Schutt was a founding director in 1968 and President of Nuclear Assurance Corporation, Senior Planning Analyst for Union Carbide (AECOP), Oak Ridge, Tennessee, and held management positions in Marketing, Planning and Research and Development for Babcock & Wilcox Co.

     John J. Scoville is President of J.J. Scoville & Associates, Inc., a nuclear consulting firm. He was President of US Ecology, Inc., a subsidiary of the Company, from April 1981 to May 1990 and became a director of the Company in March 1984. Mr. Scoville was also a Vice President of the Company from May 1986 to May 1990.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Committees of the Board of Directors during 1994 were the Nominating, Executive, Audit and Compensation Committees.

     The members of the Nominating Committee are currently Messrs. Harris, Heil, Scoville and Harry J. Phillips, Jr., a director who is not standing for re-election at the Meeting. The Nominating Committee is empowered to recommend to the Board of Directors persons to fill vacancies and newly created directorships and recommend changes to the Board of Directors concerning the responsibilities and composition of the Board of Directors and its committees. The Nominating Committee met three times in 1994.

     The members of the Executive Committee are currently Messrs. Heil, Lemley and Scoville. Except for certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company. The Executive Committee did not meet in 1994.

     The members of the Audit Committee are currently Messrs. Harris, Schutt and John T. Lurcott, a director who is not standing for re-election at the Meeting. The functions performed by the Audit Committee are, among other things, to review the proposed plan and scope of the annual audit and the results of such when completed, to review the services tendered by the independent auditors and the fees charged for such services, and to confer with the Company's internal auditors and financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met two times in 1994.

     The members of the Compensation Committee are currently Messrs. Ball, Lurcott and Schutt. The Compensation Committee reviews and approves the compensation and benefits of the executives and key employees and administers the Company's stock option plans, which involves interpreting the Plans and approving the grant and terms of stock options to executives and key employees of the Company. The Compensation Committee met two times in 1994.

     During 1994, the Board of Directors held seven meetings, two of which were by unanimous written consent in lieu of a meeting. All directors attended 75 percent or more of the meetings of the Board of Directors and Committees of the Board on which they served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company or its subsidiaries receive an annual fee of $16,000 payable monthly plus $1,333 for each special meeting actually attended. Directors who are employees of the Company receive no additional compensation for their service as directors. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

EXECUTIVE OFFICERS

     Set forth below are the executive officers of the Company as of March 31, 1995. Ages, office held and length of service with the Company or a subsidiary are indicated opposite each name.

NAME                                                                        AGE              OFFICE HELD               OFFICER SINCE

- ----                                                                        ---              -----------               -------------

Jack K. Lemley............................................................   60  Chief Executive Officer, President    February 1995
                                                                                 and Chief Operating Officer

C. Clifford Wright, Jr....................................................   42  Chief Financial Officer and Vice      December 1991
                                                                                 President

Stephen W. Travers........................................................   42  General Counsel and Secretary         March 1993

Harry O. Nicodemus, IV....................................................   47  Chief Accounting Officer, Controller  January 1994
                                                                                 and Vice President

William P. McCaughey......................................................   36  Treasurer                             November 1992


     See "- Directors" for a description of the five year business experience of Mr. Lemley.

     C. Clifford Wright, Jr. is a Certified Public Accountant who joined the Company in December 1991 as Chief Financial Officer and Vice President. He was previously a Director of Corporate Finance with KPMG Peat Marwick. He was a BFI Divisional Vice President in finance and planning for over five years until 1989.

     Stephen W. Travers became General Counsel and Secretary of the Company in March 1993. Mr. Travers previously was Senior Counsel for Cooper Industries, Inc. since September 1989. Prior to that time, he was a General Attorney with Texas Eastern Corporation.

     Harry O. Nicodemus, IV joined the Company as Controller in March 1993 and was named as Vice President and Chief Accounting Officer in January 1994. Prior to joining the Company, he was Divisional Vice President and Assistant Controller at BFI.

     William P. McCaughey joined the Company in November 1992 as Treasurer.
From March 1991 to October 1992, he was President of Environmental Financial Services, Inc. From February 1990 to March 1991, he was employed by Republic Waste Industries, Inc. as its Vice President and Treasurer. Prior to such time, he was Manager of Financial Analysis at BFI.

     EXECUTIVE COMPENSATION - Set forth below is information regarding the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company in 1994 (together with the Chief Executive Officer, the "named officers").

     Summary Compensation Table. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1992, 1993 and 1994.

                          SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM
                                                                               COMPENSATION
                                                    ANNUAL COMPENSATION       --------------
    NAME AND PRINCIPAL                            ----------------------       STOCK OPTIONS      All Other
        POSITION                                  YEAR    SALARY    BONUS     (NO. OF SHARES)   Compensation(1)
- ----------------------------------------------    ----    ------   -------     --------------   ---------------
                                                          ($)      ($)             (*)              ($)
Harry J. Phillips, Jr.........................    1994   284,615    $0                    0         $   21,181
  Chairman of the Board, President  and           1993   275,000    50,000                0             31,881
  Chief Executive and Operating Officer (2)       1992   221,565    110,000         150,000              2,282

C. Clifford Wright, Jr........................    1994   168,577          0          15,000             25,649
  Vice President and Chief Financial Officer      1993   160,000     22,400               0             26,226
                                                  1992   140,000     42,000          20,000              1,535

Ronald K. Gaynor..............................    1994   164,984          0           5,000             25,605
  Vice President                                  1993   150,000     24,000          10,000             24,442
                                                  1992   147,191     30,000               0             81,556 (3)

John T. Lurcott...............................    1994   148,462          0          10,000             28,161
  Vice President - Development (4)                1993   140,000     13,000               0             18,151
                                                  1992    81,131          0               0                  0

Stephen W. Travers............................    1994   146,422          0          10,000             21,237
  General Counsel and Secretary                   1993   110,385     35,000               0                  0
                                                  1992         0          0               0                  0

- ----------------
(1) Includes the amount of premium paid by the Company for group term life insurance for each named executive officer, car allowance and the amount of the Company's matching contribution for each named executive officer under the Company's 401(k) Savings Plan and the Company's Retirement Plan.

(2) Mr. Phillips resigned as Chief Executive Officer, President and Chief Operating Officer in February 1995.

(3) In addition to the items listed in footnote 1, this amount also includes $17,230 for moving expenses paid by the Company and $47,000 for payment under the terms of a severance agreement.

(4)  Mr. Lurcott resigned as Vice President - Development in February 1995.

          Option Grants. Shown below is further information on grants of stock options during 1994 to the named officers which are reflected in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             NUMBER                                               POTENTIAL REALIZABLE VALUE
                               OF       PERCENTAGE OF                               AT ASSUMED ANNUAL RATES
                           SECURITIES   TOTAL OPTIONS   EXERCISE                  OF STOCK PRICE APPRECIATION
                           UNDERLYING     GRANTED TO      PRICE                     FOR 10-YEAR OPTION TERM
                            OPTIONS      EMPLOYEES IN     (PER     EXPIRATION   ------------------------------
NAME                         GRANTED     FISCAL YEAR     SHARE)       DATE             5%             10%
- -------------------------  -----------  --------------  ---------  ----------        ------         -------
Harry J. Phillips, Jr.               0              -          -            -             -               -
C. Clifford Wright, Jr.         15,000           21.4%    $10.00      1/28/04        94,334         239,061
Stephen W. Travers              10,000           14.3%    $10.00      1/28/04        62,889         159,374
Ronald K. Gaynor                 5,000            7.1%    $10.00      1/28/04        31,445          79,687
John T. Lurcott                 10,000           14.3%    $10.00      1/28/04        62,889         159,374

  Option Exercises and 1994 Year-End Option Holdings. Shown below is information with respect to unexercised options to purchase Common Stock granted in 1994 and prior years to the named officers and held by them at December 31, 1994. None of the named officers exercised any stock options in 1994.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT FISCAL YEAR END

                                                            VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED              IN-THE-MONEY
                          OPTIONS AT DECEMBER 31, 1994  OPTIONS AT DECEMBER 31, 1994
NAME                       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- ------------------------  ----------------------------  ----------------------------
Harry J. Phillips, Jr...                125,000/25,000                           0/0

C. Clifford Wright, Jr..                 30,000/20,000                           0/0

Stephen W. Travers......                  6,000/14,000                           0/0

Ronald K. Gaynor........                  5,000/10,000                           0/0

John T. Lurcott.........                 27,500/20,000                           0/0

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with each of its named officers. Each of these employment agreements provides for continuing employment of the executive in his current position at a compensation level at least equal to the executive's current level of compensation. Each agreement will terminate on the date occurring one year after the Company provides a notice of termination to the executive. However, if employment is terminated by the Company for cause, the executive's salary will cease and on the termination date the Company need not provide such one-year notice. If the Company terminates the executive's employment for any reason other than for cause, the Company will be obligated to continue to pay the salary then being paid to the executive for a one year period. Each employment agreement also provides for non-competition provisions for the named officer in the event of termination of the agreement.

COMPENSATION COMMITTEE REPORT/1/

    The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.
This Compensation Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the 1994 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company.

    In maintaining its executive compensation programs, the Company follows its belief that executive compensation should reflect the value created for stockholders together with supporting the Company's strategic goals. The following objectives are among those utilized by the Compensation Committee:

     1. Executive compensation should be meaningfully related to the long-term and short-term value created for stockholders.

     2. Executive compensation programs should support the long-term and short-term strategic goals and objectives of the Company.

     3. Executive compensation programs should reflect and promote the Company's overall value, business standards and reward individuals for outstanding contributions to the Company's success.

     4. Short and long term executive compensation play a critical role in attracting and retaining well qualified executives.

     The Compensation Committee currently implements a compensation program based on three components: a base salary, a related bonus program tied to Company performance, and a stock option program. The Compensation Committee regularly reviews the various components of the Company's executive compensation to ensure that they are consistent with the Company's objectives.

- ----------------
/1/ Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Compensation Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of the Regulation S-K.

     BASE SALARY - The Compensation Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similar companies in the industry. In addition, the Compensation Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance, and (ii) the particular executive officer,s specific experience and responsibilities, and the performance of such executive officer in those areas of responsibility.

     ANNUAL INCENTIVES - The bonus program provides direct financial incentives in the form of an annual cash bonus to executive officers to achieve and exceed the Company's annual goals. The Committee awards cash bonuses based on the performance of the Company relative to its budgeted net income for the fiscal year and other pertinent absolute and relative criteria.

     LONG-TERM INCENTIVES - The stock option program is currently the Company's primary long-term incentive plan for executive officers and key employees. The Committee is reviewing other possible long-term incentive plans and may implement such a plan as a supplement to the stock option program in the future. The objectives of the stock option program are to align executive officer compensation and shareholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's common stock. In addition, grants of stock options to the named executive officers and others are intended to retain and motivate executives to improve long-term corporate and stock market performance. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, grants of stock options vest in equal amounts over five years, and the executives must be employed by the Company at the time of vesting in order to exercise the stock option.

     Consistent with the Company's compensation program outlined above, compensation for each of the named officers, as well as other senior executives, consists of a base salary, bonus and stock options. The base salaries for 1994 were established by the Committee at levels believed to be at or somewhat below competitive amounts paid to executives of companies in the environmental industry with comparable qualifications, experience and responsibilities. The Compensation Committee determined, after the end of 1994, not to pay cash bonuses to the named officers of the Company, given the financial performance of the Company which was below expectations.

     The Committee believes that the compensation of the previous chief executive officer ("CEO") should be impacted by Company performance. During 1994, Harry J. Phillips, Jr., the chief executive officer of the Company during that period, received a base salary of $284,615, which the Committee believes to be slightly below the average of the base salary for chief executive officers with comparable qualifications, experience and responsibilities of other companies in the environmental industry. Due to the Company's 1994 financial performance, Mr. Phillips received no bonus for 1994, compared to a 1993 bonus of $50,000 and a 1992 bonus of $110,000. In 1992, the Committee awarded Mr. Phillips a stock option at the prevailing market value to purchase 150,000 shares of common stock of the Company, 75,000 shares of which vested immediately, and 50,000 options of which vested in March 1994 following a review by the Compensation Committee of the Company,s performance for 1993. Mr. Phillips, remaining 25,000 options remain unvested. In February 1995, Jack K. Lemley, a director of the Company since 1992, assumed the positions of Chief Executive Officer, President and Chief Operating Officer.

Compensation Committee:  George L. Ball, Paul F. Schutt and John T. Lurcott.

PERFORMANCE GRAPH/2/

     The following performance graph compares the performance of the Company's last five fiscal years of the Common Stock to the NASDAQ U.S. and Foreign Stock Index, and a hazardous waste peer group/3/ which the Company believes accurately reflects the competitors in the Company's business. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1989.

                                 1989     1990   1991     1992   1993    1994
                                -----    -----   -----   -----   -----   -----
American Ecology Corporation    100.0    108.0   300.0   234.0   204.0   175.9
NASDAQ US & Foreign Stock       100.0     85.0   135.7   157.4   181.1   175.3
Peer Group                      100.0     97.9   104.9   104.5    69.1    56.3

                          [PROXY GRAPH APPEARS HERE]


- ------------
  /2/ Notwithstanding filings by the Company with the SEC that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this performance graph shall not be incorporated by reference into such filings and shall not be deemed to be "filed" the SEC except as specifically provided otherwise or to the extent required by Item 402 of the Regulation S-K.

  /3/ The companies which make up the Company's peer group are: 3CI Complete Compliance Corp., American Medical Tech, Inc., American Waste Services, Ametech, Biomedical Waste Systems, Inc., Chemical Waste Management, Clean Harbors Inc., Environmental Services of America, Inc., GNI Group, Metalclad Corp., Mobley Environmental Services, Inc., Molten Metal Technology, Pacific Nuclear Systems, Perma-Fix Environmental Services, Inc., Rollins Environmental Services, Safety Kleen Corp., and Security Environmental Systems.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except as set forth in the following sentence, no member of the Compensation Committee of the Board of Directors of the Company was, during 1994, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. John T. Lurcott, a member of the Compensation Committee and Audit Committee since February 1995, previously served as Vice President - Development of the Company from May 1992 to February 1995. Mr. Lurcott is not standing for re-election at the Meeting.

     During 1994, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN TRANSACTIONS

     John J. Scoville, a director of the Company, is President and beneficial owner of J. J. Scoville and Associates, Inc., which received $153,000 from the Company for consulting services in 1994. Such services were provided upon terms substantially similar to those the Company would have effected with unrelated parties.

     On January 28, 1994, the Company entered into an agreement with Edward F. Heil, pursuant to which Mr. Heil was elected to the Board of Directors of the Company and the Executive Committee and the Nominating Committee of the Board of Directors. Pursuant to the agreement, the Company has also agreed that, subject to the fiduciary obligations of the Company's Board of Directors, at its 1994 and 1995 Annual Meetings of Stockholders, unless the agreement shall have been terminated in accordance with the terms thereof, Mr. Heil, Mr. Schutt and Mr. Lemley will be included in the slate of nominee directors for each of the 1994 and 1995 Annual Meetings. Mr. Heil has agreed that as long as he, Mr. Schutt and Mr. Lemley (or their successor nominees) shall be members of the Board of Directors, Mr. Heil will take such action as may be required so that all shares of Common Stock which he beneficially owns are voted for the slate of nominees for directors put forth by the Board of Directors.

     In addition, Mr. Heil has agreed that, until the agreement is terminated, he will not (i) make or in any way participate in, directly or indirectly, any solicitation of proxies or consents, inconsistent with the position of the Board of Directors with respect to any matter requiring stockholder action, or become a participant in any election contest relating to the election of directors of the Company, (ii) execute any written agreement in lieu of a meeting of the holders of the Common Stock, or (iii) deposit any shares of Common Stock in a voting trust or make such shares subject to any voting agreement. Harry J. Phillips, Jr., Chairman of the Board of the Company, in his individual capacity, has agreed that until such agreement is terminated, he will also not engage in any of the activities described in (i) or
(ii) above or enter into any new agreement or trust described in clause (iii) above. Mr. Phillips is not standing for re-election at the Meeting.

     The agreement will terminate upon the earlier of (i) May 31, 1995 and (ii) the occurrence of a "Significant Event", as defined in the agreement, with which Mr. Heil disagrees and so informs the Board of Directors in writing. The Company paid Mr. Heil $200,000 in January 1994 as reimbursement for his expenses relating to his efforts in connection with the execution of the agreement.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and stockholders holding more than ten percent of the Company,s Common Stock are required by the regulation to furnish the Company with copies of all Section 16(a) forms they filed.

     Based solely on its review of the copies of such forms received by the Company, or written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 1994 all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

SECURITY OWNERSHIP BY DIRECTORS, NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 31, 1995 with respect to the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company individually, (ii) each executive officer of the Company, and (iii) all directors, nominees for director and executive officers of the Company as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                                   Voting        Options       Shares Held
                                                    and        Exercisable    Under Company     Total
      Name of Beneficial Owner                   Investment       Within     401(k) Plan or   Beneficial   Percent
      ------------------------                     Power         60 Days     Retirement Plan  Ownership   Of Class
                                               --------------  ------------  ---------------  ----------  ---------
Jack J. Agresti..............................              0             0            0                0        *
George L. Ball...............................          3,750        20,500            0           24,250        *
Patricia M. Eckert...........................              0             0            0                0        *
Ronald K. Gaynor.............................         18,350         6,000            0           24,350        *
John H. Harris, Jr...........................          4,056        20,500            0           24,556        *
Edward F. Heil...............................      1,559,582  (1)        0 (2)        0        1,559,582     20.0%
Ira J. Kaufman...............................              0             0            0                0        *
Jack K. Lemley...............................          1,500        20,500            0           22,000        *
John T. Lurcott..............................              0        29,500            0           29,500        *
William P. McCaughey.........................       3,425 (3)       14,600          752           18,777        *
Harry O. Nicodemus, IV.......................              0         5,600            0            5,600        *
Harry J. Phillips, Jr........................   1,186,861 (4)      125,000          983        1,312,844     16.8%
Paul F. Schutt, Jr...........................     107,380 (5)        7,500            0          114,880      1.5%
John J. Scoville.............................          2,000        35,500            0           37,500        *
Stephen W. Travers...........................          1,000        10,800            0           11,800        *
C. Clifford Wright, Jr.......................          1,000        33,000        1,491           35,491        *
All directors, nominees for director  and          2,888,904       329,000        3,226        3,221,130     41.2%
 executive officers as a group (16 persons)

- ----------------
 *   Indicates less than one percent (1%)

(1) Pursuant to a Schedule 13D filing. Mr. Heil reported that 1,197,529 shares of Common Stock were beneficially owned individually by Mr. Heil and 314,730 shares of Common Stock were beneficially owned by Mr. Heil in his capacity as trustee of a trust. Mr. Heil's Schedule 13D also reported that 27,218 shares of Common Stock were beneficially owned individually by Thomas W. McNamara, an attorney for Mr. Heil and 20,108 shares of Common Stock were beneficially owned by Mr. McNamara in his capacity as trustee of a trust. The Schedule 13D stated that Mr. McNamara's shares are included in the filing as a precautionary measure in the event that he and Mr. McNamara were deemed to be a "group" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but that such inclusion should not be deemed an admission that they were acting as a group. Mr. McNamara's shares are included in the total shown in the above table.

(2) Mr. Heil was granted options to purchase 7,500 shares of Common Stock under the Company's 1992 Outside Director Stock Option Plan. That plan provides that options granted to a stockholder beneficially owning more than 10% of the Company's Common Stock will not vest until such time as approved by both the grantee and the Board of

     Directors of the Company or until such stockholder no longer beneficially owns more than 10% of the Company's Common Stock. As a result, because such options may not vest within 60 days after March 31, 1995, they are not included in the above table.

(3) Of such shares, 2,500 are owned jointly with spouse and 500 shares are beneficially owned by spouse. Mr. McCaughey disclaims beneficial ownership of such 500 shares.

(4) Mr. Phillips beneficially owns 140,847 shares of Common Stock (which number includes 125,000 shares which can be acquired by Mr. Phillips within 60 days pursuant to the exercise of outstanding stock options), 1,170,236 shares of Common Stock owned of record by Ecol Partners II, Ltd. ("Ecol Partners II") and 778 shares owned of record by Phillips Investments, Inc. As the sole shareholder of Phillips Investments, Inc., which is the corporate general partner of Ecol Partners II, Mr. Phillips shares voting and investment power over the Common Stock owned by Phillips Investments, Inc. and Ecol Partners II.

(5) Mr. Schutt is the sole general partner with a 33% partnership interest of a limited partnership which owns 100% of the capital stock of Nuclear Fuel Services, Inc. ("NFS"). Mr. Schutt is the Chief Executive Officer and a director of NFS. NFS is the record owner of 107,380 shares of Common Stock as to which Mr. Schutt disclaims beneficial ownership. Such shares are included in the above table.

SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS

     The following information is given with respect to the persons known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock as of March 31, 1995. Unless otherwise noted, each shareholder listed below has sole voting and investment power with respect to the shares listed.


Name and Address                  Number of Shares    Percent of
of Beneficial Owner              Beneficially Owned      Class
- -------------------------------  -------------------  -----------
Edward F. Heil                         1,559,585 (1)        20.0%
2901 Centre Circle
Downers Grove, Illinois 60515

Harry J. Phillips, Jr.                 1,312,844 (2)        16.8%
3 Riverway, Suite 170
Houston, Texas  77056

FMR Corp.                                827,400 (3)        10.6%
82 Devonshire Street
Boston, Massachusetts 02109

Fayez Sarofim                            522,654 (4)         6.7%
2900 Two Houston Center
Houston, Texas 77010

__________

(1) Pursuant to a Schedule 13D filing, Mr. Heil reported that 1,197,529 shares of Common Stock were beneficially owned individually by Mr. Heil and 314,730 shares of Common Stock were beneficially owned by Mr. Heil in his capacity as trustee of a trust. Mr. Heil's Schedule 13D also reported that 27,218 shares of Common Stock were beneficially owned individually by Thomas W. McNamara, an attorney for Mr. Heil, and 20,108 shares of Common Stock were beneficially owned by Mr. McNamara in his capacity as trustee of a trust. The Schedule 13D stated that Mr. McNamara's shares are included in the filing as a precautionary measure in the event that he and Mr. Heil were deemed to be a "group" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but that such inclusion should not be deemed an admission that they were acting as a group. Mr. McNamara's shares are included in the total shown in the above table.

(2) Mr. Phillips beneficially owns 140,847 shares of Common Stock (which number includes 125,000 shares which can be acquired by Mr. Phillips within 60 days pursuant to the exercise of outstanding stock options), and 1,170,236 shares of Common Stock owned of record by Ecol Partners II, and 778 shares owned of record by Phillips Investments, Inc. As the sole shareholder of Phillips Investments, Inc., which is the corporate general partner of Ecol Partners II, Mr. Phillips shares voting and investment power over the Common Stock owned by Phillips Investments, Inc. and Ecol Partners II.


(3) Pursuant to a Schedule 13G filing, FMR Corp. reported that as of December 31, 1994 it may be deemed to be the beneficial owner of 827,400 shares of Common Stock. FMR Corp. reported sole power to vote or direct the vote of 404,100 shares and sole power to dispose or direct the disposition of 827,400 shares.

(4) Pursuant to a Schedule 13G filing, Mr. Fayez Sarofim reported that as of December 31, 1994 he may be deemed to be the beneficial owner of 522,654 shares of Common Stock. Mr. Sarofim reported sole voting power with respect to 413,328 such shares, shared voting power with respect to 64,855 of such shares, sole dispositive power with respect to 413,328 shares and shared dispositive power with respect to 109,326 such shares.

                                PROPOSAL NO. 2

                            APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1995.

     Members of Arthur Andersen LLP will attend the Meeting and will be available to respond to questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the meeting if they desire to do so.

     Approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the Meeting.


     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.


                       STOCKHOLDER PROPOSALS AT THE NEXT
                        ANNUAL MEETING OF STOCKHOLDERS

          Stockholders of the Company who intend to submit proposals to the Company's stockholders at the 1996 annual meeting of stockholders must submit such proposals to the Company no later than December 20, 1995. Stockholder proposals should be submitted to the Secretary of American Ecology Corporation, 5333 Westheimer, Suite 1000, Houston, Texas 77056.



                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                                             By Order of the Board of Directors,



                                             STEPHEN W. TRAVERS
                                             Secretary

                         AMERICAN ECOLOGY CORPORATION

                       THIS PROXY IS SOLICITED ON BEHALF
                   OF THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned, hereby revoking all prior proxies, hereby appoints Jack K. Lemley, C. Clifford Wright, Jr., and Stephen W. Travers, and each of them, proxies with full and several power of substitution, to represent and to vote all the shares of Common Stock of AMERICAN ECOLOGY CORPORATION that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AMERICAN ECOLOGY CORPORATION to be held on May 24, 1995, and at any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, A SIGNED PROXY WILL BE (1) VOTED FOR THE NOMINEES FOR NINE DIRECTORS NAMED IN THE PROXY STATEMENT, (2) FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING.

     _____________     ________________
     ACCOUNT NUMBER    SHARES OF COMMON

1.  ELECTION OF DIRECTORS                                (To withhold authority to vote for any individual members, strike a line
FOR all nominees                 AGAINST      ABSTAIN     through the member's name in the blank below.)
listed on the right                all          / /
(except as marked            nominees listed              Jack J. Agresti
to the contrary)                at right                  George L. Ball
       / /                         / /                    Patricia M. Eckert
                                                          John H. Harris, Jr.
                                                          Edward F. Heil
                                                          Ira J. Kaufman
                                                          Jack K. Lemley
                                                          Paul F. Schutt
                                                          John J. Scoville


2. SELECTION OF ARTHUR ANDERSEN LLP AS
INDEPENDENT AUDITORS FOR THE CURRENT YEAR.

     FOR     AGAINST    ABSTAIN
     / /       / /       / /

3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE MEETING.

The undersigned acknowledge(s) receipt of the Notice of the aforesaid Annual
Meeting and the Proxy Statement accompanying the same, each dated April 19, 1995.

Date                                                                , 1995

                          Signature of Stockholder